EXHIBIT 10.3

ARCADIA BIOSCIENCES, INC.

INDUCEMENT STOCK OPTION AWARD AGREEMENT

NOTICE OF INDUCEMENT STOCK OPTION GRANT

Participant’s Name and Address:   _____________________

______________________________

______________________________

You (“Participant”) have been granted a U.S. Nonstatutory Stock Option (the “Option”) to purchase shares of Common Stock of Arcadia Biosciences, Inc. (the “Company”), outside of the Arcadia Biosciences, Inc. 2015 Omnibus Equity Incentive Plan, as amended from time to time (the “Plan”), pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules in connection with the Participant’s commencement of employment with the Company.  Nevertheless, this Option is subject to the terms and conditions set forth in the Plan as well as this Inducement Stock Option Award Agreement, which includes and incorporates the Terms and Conditions of Inducement Stock Option Grant below (the “Award Agreement”).  Unless otherwise defined herein, the terms defined in the Plan will have the same defined meanings in this Award Agreement.

Grant Date:_______________________

Vesting Commencement Date:_______________________

Exercise Price per Share:_______________________

Total Number of Shares Subject to the Option:_______________________

Total Exercise Price:_______________________

Vesting Schedule:

Except as set forth below, this Option may be exercised, in whole or in part, in accordance with the following schedule:

The shares subject to the Option will vest and become exercisable in 48 installments as follows: 25% will vest and become exercisable on the one-year anniversary of the Vesting Commencement Date, and 1/48th will vest and become exercisable each month thereafter on the same day of the month as the Vesting Commencement Date, subject to the Participant continuing to be a Service Provider through each such date. Any Options not vested at the time Participant ceases to be a Service Provider shall be forfeited .

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Termination Period/Expiration Date:

The Option will be exercisable for three (3) months after Participant ceases to be a Service Provider, unless such termination is due to Participant’s death or Disability, in which case the Option will be exercisable for twelve (12) months after Participant ceases to be a Service Provider (collectively, the “Termination Period”).  The term of this Agreement shall be ten (10) ten years from the date of the award, at which time the Agreement will expire (the “Expiration Date”).   Any vested but unexercised options that remain outstanding as of the Expiration Date shall be forfeited.  In no event may the Option be exercised after the Termination Period or Expiration Date as provided above and may be subject to earlier termination as provided in Section 13 of the Plan.

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IN WITNESS WHEREOF, the Company and the Participant have executed this Award Agreement and agree that the Option is to be governed by the terms and conditions of this Award Agreement and the Plan.

Arcadia Biosciences, Inc., a Delaware corporation
_______________________________________ By: Matthew Plavan Title: Chief Executive Officer Date: May 17, 2021

PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE EMPLOYER AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER.  PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE EMPLOYER TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE (SUBJECT TO APPLICABLE LOCAL LAWS).

By signing below, the Participant acknowledges receipt of a copy of the Plan and the Award Agreement, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions hereof and thereof. The Participant has reviewed this the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement, and fully understands all provisions of this Award Agreement and the Plan. The Participant hereby agrees that all questions of interpretation and administration relating to this Award Agreement and the Plan shall be resolved by the Administrator in accordance with Section 17 of the Terms and Conditions of Inducement Stock Option Grant below (“Terms and Conditions”). The Participant further agrees to the venue selection in accordance with Section 25 of the Terms and Conditions. The Participant further agrees to notify the Company upon any change in the residence address indicated in this Award Agreement.

PARTICIPANT:

Signature:
Print Name:
Date:

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TERMS AND CONDITIONS OF INDUCEMENT STOCK OPTION GRANT

1.Grant of Option.  The Company hereby grants to the Participant (the “Participant”) an option (the “Option”) to purchase the Total Number of Shares of Common Stock subject to the Option (the “Shares”) set forth in the Notice of Inducement Stock Option Grant section above (the “Notice Section”), at the Exercise Price per Share set forth in the Notice Section (the “Exercise Price”).  This Option is being granted outside of Arcadia Biosciences, Inc. 2015 Omnibus Equity Incentive Plan, as amended from time to time (the “Plan”), pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules in connection with Participant’s commencement of employment with the Company.  Nevertheless, this Option is subject to the terms and conditions set forth in the Plan as well as this Award Agreement.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Award Agreement.

2.Vesting Schedule.  Except as provided in Section 3, the Option awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice Section.  Shares scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Award Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.  Service Provider status will end on the day that notice of termination is provided whether oral or written (whether by the Company or Parent or Subsidiary for any reason or by Participant upon resignation) and will not be extended by any notice period that may be required contractually or under applicable local law.  Notwithstanding the foregoing, the Administrator (or any delegate) shall have the sole and absolute discretion to determine when Participant is no longer providing active service for purposes of Service Provider status.

3.Administrator Discretion.  The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time.  If so accelerated, such Option will be considered as having vested as of the date specified by the Administrator.

4.Exercise of Option.

(a)Right to Exercise.  This Option may be exercised only within the term set out in the Notice Section, and may be exercised during such term only in accordance with the Plan and the terms of this Award Agreement.

(b)Methods of Exercise.  The Option shall be exercisable by delivery of an exercise notice (a form of which is attached as Exhibit A) or by such other procedure as specified from time to time by the Administrator which shall state the election to exercise the Option, the whole number of Shares in respect of which the Option is being exercised, and such other provisions as may be required by the Administrator. The exercise notice shall be delivered in person, by certified mail, or by such other method (including electronic transmission) as determined from time to time by the Administrator to the Company accompanied by payment of the Exercise Price. As a condition to the exercise of the Option, the Participant must also make arrangements with the Company for payment of any tax withholding obligations.

5.Method of Payment.  Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant, unless the Administrator in its sole discretion requires a specific method of payment:

(a)cash (U.S. dollars); or

(b)check (denominated in U.S. dollars); or

(c)wire transfer (contact the Company for wire instructions).

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Participant understands and agrees that any cross-border remittance made to exercise this option or transfer proceeds received upon the sale of Shares must be made through a locally authorized financial institution or registered foreign exchange agency and may require the Participant to provide such entity with certain information regarding the transaction.

6.Tax Obligations.

(a)Withholding Taxes.  Regardless of any action the Company or Participant’s employer (the “Employer”) takes with respect to any or all applicable national, local, or other tax or social contribution, withholding, required deductions, or other payments, if any, that arise upon the grant, vesting, or exercise of this Option, the holding or subsequent sale of Shares, and the receipt of dividends, if any (“Tax-Related Items”), Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by Participant is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer.  Participant further acknowledges that the Company or the Employer (a) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including the grant, vesting, or exercise of the Option, the subsequent sale of Shares and the receipt of dividends, if any; and (b) does not commit to and is under no obligation to structure the terms of the Option or any aspect of the Option to reduce or eliminate Participant’s liability for Tax-Related Items, or achieve any particular tax result.  Further, if Participant has become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, Participant acknowledges that the Company or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)No payment will be made to Participant (or his or her estate or beneficiary) for an Option unless and until satisfactory arrangements (as determined by the Company) have been made by Participant with respect to the payment by the Company or the Employer of any Tax-Related Items with respect to the Option.  In this regard, Participant authorizes the Company, the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(i)withholding from Participant’s wages or other cash compensation paid to Participant by the Company or the Employer; or

(ii)withholding from proceeds of the sale of Shares acquired upon exercise of the Option, either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization); or

(iii)withholding in Shares to be issued upon exercise of the Option; or

(iv)surrendering already-owned Shares having a Fair Market Value equal to the Tax-Related Items that have been held for such period of time to avoid adverse accounting consequences.

If the obligation for Tax-Related Items is satisfied by withholding Shares, the Participant is deemed to have been issued the full number of Shares purchased for tax purposes, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items due as a result of the Participant’s exercise of the Option.  Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company may be required to withhold as a result of Participant’s exercise of the Option that cannot be satisfied by one or more of the means previously described in this paragraph 6.  Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to issue or deliver the Shares or the proceeds of the sale of Shares if Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

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(b)Intentionally Omitted.

(c)Code Section 409A (Applicable Only to Participants Subject to U.S. Taxes).  Under Code Section 409A, an option that vests after December 31, 2004 (or that vested on or prior to such date but which was materially modified after October 3, 2004) that was granted with a per Share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the Fair Market Value of a Share on the date of grant (a “Discount Option”) may be considered “deferred compensation.”  A Discount Option may result in (i) income recognition by Participant prior to the exercise of the option, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges.  The Discount Option may also result in additional state income, penalty and interest charges to the Participant.  Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share exercise price of this Option equals or exceeds the Fair Market Value of a Share on the Date of Grant in a later examination.  Participant agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the Fair Market Value of a Share on the date of grant, Participant will be solely responsible for Participant’s costs related to such a determination.

7.Rights as Stockholder.  Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares until such Shares will have been issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  After such issuance, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares, but prior to such issuance, Participant will not have any rights to dividends and/or distributions on such Shares.

8.No Guarantee of Continued Service.  PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE EMPLOYER AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER.  PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE EMPLOYER TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE (SUBJECT TO APPLICABLE LOCAL LAWS).

9.Nature of Grant.  In accepting the Option, Participant acknowledges that:

(a)the Plan may be modified or amended by the Company at any time;

(b)the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options even if Options have been granted repeatedly in the past;

(c)all decisions with respect to future awards of Options, if any, will be at the sole discretion of the Company;

(d)Participant’s receipt of the Option is voluntary;

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(e)the Option and the Shares subject to the Option are extraordinary items that do not constitute regular compensation for services rendered to the Company or the Employer, and that are outside the scope of Participant’s employment contract, if any;

(f)the Option and the Shares subject to the Option are not intended to replace any pension rights or compensation;

(g)the Option and the Shares subject to the Option are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, or end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer;

(h)the future value of the underlying Shares is unknown and cannot be predicted with certainty; further, if Participant exercises the Option and obtains Shares, the value of the Shares acquired upon exercise may increase or decrease in value, even below the Exercise Price;

(i)Participant also understands that neither the Company, nor any affiliate is responsible for any foreign exchange fluctuation between local currency and the United States Dollar or the selection by the Company or any affiliate in its sole discretion of an applicable foreign currency exchange rate that may affect the value of the Option (or the calculation of income or Tax-Related Items thereunder);

(j)in consideration of the grant of the Option, no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from termination of employment by the Employer (for any reason whatsoever and whether or not in breach of local labor laws), and Participant irrevocably releases the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, Participant shall be deemed irrevocably to have waived his or her entitlement to pursue such claim; and

(k)the Option will not automatically transfer to another company in the case of a merger, take-over or transfer of liability.

10.No Advice Regarding Grant.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s receipt of the Option, or Participant’s acquisition or sale of the underlying Shares.  Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding Participant’s receipt or exercise of the Option or resale of the underlying Shares.

11.Data Privacy.  Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Award Agreement by and among, as applicable, the Company and its affiliates for the exclusive purpose of implementing, administering and managing Participant’s participation in the Option.

Participant understands that the Company and its affiliates may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any affiliate, details of the Option or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of implementing, administering and managing the Option (“Personal Data”).  Participant understands that Personal Data may be transferred to any third parties assisting in the implementation, administration and management of the Option, that

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these recipients may be located in the United States, Participant’s country (if different than the United States), or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Participant’s country.

12.Address for Notices.  Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company, in care of its Secretary at Arcadia Biosciences, Inc., 202 Cousteau Place, Suite 105, Davis, California 95618, or at such other address as the Company may hereafter designate in writing.

13.Non-Transferability of Option.  This Option may not be transferred in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.

14.Binding Agreement.  Subject to the limitation on the transferability of this grant contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

15.Additional Conditions to Issuance of Stock.  If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state, federal or foreign law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company.  The Company will make all reasonable efforts to meet the requirements of any such state, federal or foreign law or securities exchange and to obtain any such consent or approval of any such governmental authority.  Assuming such compliance, for income tax purposes the Exercised Shares will be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares.  The Company shall not be obligated to issue any Shares pursuant to this Option at any time if the issuance of Shares, or the exercise of an Option by Participant, violates or is not in compliance with any laws, rules or regulations of the United States or any state or country.

16.Plan Governs.  This Award Agreement is subject to all terms and provisions of the Plan even though the Option is granted outside the Plan.  In the event of a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.  Capitalized terms used and not defined in this Award Agreement will have the meaning set forth in the Plan.

17.Administrator Authority.  The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested).  All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons.  No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.

18.Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to the Option by electronic means.  Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Option through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

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19.Language.  If Participant has received this Award Agreement, including appendices, or any other document related to the Award Agreement translated into a language other than English, and the meaning of the translated version is different than the English version, the English version will control.

20.Imposition of Other Requirements.  The Company reserves the right to impose other requirements on the Option and on any Shares acquired upon exercise of the Option, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Option, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.  Furthermore, Participant understands that the laws of the country in which he or she is resident at the time of grant, vesting, and/or exercise of this Option or the holding or disposition of Shares (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters) may restrict or prevent exercise of this Option or may subject Participant to additional procedural or regulatory requirements he or she is solely responsible for and will have to independently fulfill in relation to this Option or the Shares.  Notwithstanding any provision herein, this Option and any Shares shall be subject to any special terms and conditions or disclosures as set forth in any addendum for Participant’s country (the “Country-Specific Addendum,” which forms part this Award Agreement).

21.Captions.  Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

22.Agreement Severable.  In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

23.Modifications to the Agreement.  This Award Agreement constitutes the entire understanding of the parties on the subjects covered.  Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein.  Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.  Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Code Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection to this Option.

24.Amendment, Suspension or Termination of the Plan.  By accepting this Award, Participant expressly warrants that he or she has received, read and understood the Plan.  Participant understands that the Plan may be amended by the Company at any time

25.Governing Law.  This Award Agreement will be governed by the laws of the State of Delaware, without giving effect to the conflict of law principles thereof.  For purposes of litigating any dispute that arises under this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of the Yolo County, California, or the federal courts for the United States for the Eastern District of California, and no other courts.

By Participant’s acceptance of this Award Agreement, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Award Agreement, including the Terms and Conditions of Stock Option Grant set out herein (including any country-specific addendum thereto).  Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting this Award Agreement and fully

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understands all provisions of the Plan and Award Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Award Agreement.  Participant further agrees to promptly notify the Company, or its designee upon any change in his or her residence address indicated in the Notice Section.

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EXHIBIT A

INDUCEMENT STOCK OPTION EXERCISE NOTICE

Arcadia Biosciences, Inc.

202 Cousteau Place, Suite 105

Davis, California 95618

Attention: Secretary

1.Exercise of Option. Effective as of today, _____[DATE]_____________, the undersigned (the “Grantee”) hereby elects to exercise the Grantee’s option to purchase shares of the Common Stock (the “Shares”) of Arcadia Biosciences, Inc. (the “Company”) granted outside of but subject to the terms and conditions of the Company’s 2015 Omnibus Equity Incentive Plan, as amended from time to time (the “Plan”) and the Inducement Stock Option Award Agreement (the “Option Agreement”)) dated May 17, 2021 and this Exercise Notice (the “Exercise Notice”). Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Exercise Notice.

2.Representations of the Grantee. The Grantee acknowledges that the Grantee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

3.Rights as Stockholder. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 13 of the Plan.

4.Delivery of Payment. The Grantee herewith delivers to the Company the full Exercise Price for the Shares.

5.Tax Consultation. The Grantee understands that the Grantee may suffer adverse tax consequences as a result of the Grantee’s purchase or disposition of the Shares. The Grantee represents that the Grantee has consulted with any tax consultants the Grantee deems advisable in connection with the purchase or disposition of the Shares and that the Grantee is not relying on the Company for any tax advice.

6.Taxes. The Grantee agrees to satisfy all applicable foreign, federal, state and local income and employment tax withholding obligations and herewith delivers to the Company the full amount of such obligations or has made arrangements acceptable to the Company to satisfy such obligations.

7.Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. This Exercise Notice shall be binding upon the Grantee and his or her heirs, executors, administrators, successors and assigns.

8.Construction. The captions used in this Exercise Notice are inserted for convenience and shall not be deemed a part of this Exercise Notice for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

9.Administration and Interpretation. The Grantee hereby agrees that any question or dispute regarding the administration or interpretation of this Exercise Notice shall be submitted by the Grantee or by the Company to the Administrator. The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

10.Governing Law; Severability. This Exercise Notice is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties. Should any provision of this Exercise Notice be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

11.Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

12.Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this agreement.

13.Entire Agreement. The Plan and the Option Agreement are incorporated herein by reference and together with this Exercise Notice constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. Nothing in the Plan, the Option Agreement and this Exercise Notice (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties.

Submitted by: GRANTEE:	Accepted by: Arcadia Biosciences, Inc.
(Print Name) (Signature) Address:	By: Name: Title: Address: 202 Cousteau Place, Suite 105 Davis, California 95618